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Exhibit (10) (E)


                              AMENDMENT NUMBER TWO
                                       TO
                            ELECTRO RENT CORPORATION
                             1990 STOCK OPTION PLAN


         Pursuant to resolution of the board of directors of Electro Rent Corporation adopted on April 11, 1995, Subsection "(o)" of Section 7 of the Electro Rent Corporation 1990 Stock Option Plan (the "Plan") is hereby amended to read as follows:

                      "(o)  Formula For Award of Options to Non-
         Employee Directors.

                      "Each non-employee director shall receive Options for 6,750 Shares the first year of his or her incumbency as a director of the Corporation, and shall receive Options for 4,500 Shares the second year of his or her incumbency as a Director of the Corporation; provided, however, that no such director shall receive Options for more than 11,250 Shares, and all such directors in the aggregate shall not receive Options for more than 78,750 Shares. Such Options shall be granted automatically on the day of the annual meeting of shareholders of the Corporation commencing with the annual meeting of shareholders being held on October 3, 1991. The Exercise Price of each Option so granted shall be the Fair Market Value on the date of grant. The provisions of this subsection may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder."

         To record the adoption of this Amendment Number Two to the Plan by the board of directors on April 11, 1995, the Corporation has caused its authorized officers to affix the corporate name and seal hereto.

                                       ELECTRO RENT CORPORATION


                                       By  /S/ WILLIAM WEITZMAN
                                           --------------------------------
                                                  President


                                       By  /S/ STEVEN MARKHEIM
                                           --------------------------------
                                                  Secretary